As filed with the Securities and Exchange Commission on June 18, 2004
                                                Registration No.



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ________________________

                              I/OMAGIC CORPORATION
              (Exact name of registrant as specified in its charter)
                            ________________________



             NEVADA                                     88-0290263
_______________________________                    ___________________
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                    Identification No.)


                                    4 MARCONI
                                IRVINE, CA 92618
            _________________________________________________________
             (Address of Principal Executive Offices)     (Zip Code)


                              I/OMAGIC CORPORATION
                             2003 STOCK OPTION PLAN
            _________________________________________________________
                            (Full title of the plan)

                                  TONY SHAHBAZ
                            CHIEF EXECUTIVE OFFICER
                                    4 MARCONI
                                IRVINE, CA 92618
            _________________________________________________________
                     (Name and address of agent for service)

                                 (949) 707-4800
            _________________________________________________________
          (Telephone number, including area code, of agent for service)

                                   Copies to:

        CORA LO, ESQ.                            LARRY A. CERUTTI, ESQ.
    I/OMAGIC CORPORATION                          RUTAN & TUCKER, LLP
         4 MARCONI                                 611 ANTON BLVD.
      IRVINE, CA 92618                           COSTA MESA, CA 92626
       (949) 707-4832                              (714) 641-5100


--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                 Proposed maximum Proposed maximum
Title of securities                Amount to be  offering price   aggregate offering  Amount of
to be registered. . . . . . . . .  registered(1) per share(2)     price(2)            registration fee

COMMON STOCK, $0.001 PAR VALUE,
PER SHARE                          400,000 (1)   $4.18            $1,672,000          $211.84

---------------------
(1) Registrant is registering an aggregate of 400,000 shares of its common stock that may become issuable upon exercise of options to be granted under its 2003 Stock Option Plan. In the event of a stock split, stock dividend or similar transaction involving common stock of Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) of the Securities Act of 1933.
(2) Calculated pursuant to Rules 457(c) and 457(h) on the basis of the average of the closing bid and asked prices per share as reported for such securities on the OTC Bulletin Board on June 14, 2004.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I, Items 1 and 2 of Form S-8, will be sent or given to employees in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933. Registrant will furnish without charge to each employee to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in
Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act of 1933. Requests should be directed to I/OMagic Corporation, 4 Marconi, Irvine, California 92618, Attention: General Counsel. The Registrant's telephone number is (949) 707-4800.
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The following documents filed by the Company under the Securities Exchange Act of 1934 are incorporated herein by reference:

(a) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 filed with the Commission on May 18, 2004 (File No. 000-27267).

(b) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on April 14, 2004 (File No. 000-27267).

(c) Registrant's Current Report on Form 8-K for January 27, 2004, filed with the Commission on January 27, 2004 (File No. 000-27267).

(d) Registrant's Definitive Proxy Statement filed with the Commission on November 24, 2003, in connection with Registrant's Annual Meeting of Stockholders held on December 18, 2003.

(e) The description of Registrant's common stock contained in the Registration Statement on Form 10-SB filed pursuant to Section 12 of the Securities Exchange Act of 1934 on September 8, 1999, including any amendment or report filed for the purposes of updating such information.

(f) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the financial statements contained in the Form 10-K referred to in (a) above.

     All reports and other documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part hereof from the date of filing such documents.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Notwithstanding the above, information that is "furnished to" the Commission shall not be deemed "filed with" the Commission and shall not be deemed incorporated by reference into this Registration Statement.

ITEM  4.  DESCRIPTION  OF  SECURITIES

     Not applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

     Not applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The Registrant's amended and restated articles of incorporation and amended and restated bylaws provide that it shall, to the fullest extent permitted by Nevada Revised Statutes section 78.751, indemnify all persons that it has power to indemnify under that section against all expenses, liabilities or other matters covered by that section, and that this indemnification is not exclusive of any other indemnification rights to which those persons may be entitled. Indemnification under this provision is as to action both in an official capacity and in another capacity while holding office. Indemnification continues as to a person who has ceased to be a director, officer, employee or agent and extends to the benefit of the heirs, executors and administrators of such a person. Section 78.751 of the Nevada Revised Statutes provides that the expenses of the Registrant's officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to indemnification.

     The Registrant's amended and restated articles of incorporation also provide that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent exemption from limitation or liability is not permitted under the Nevada Revised Statutes. Any amendment, modification or repeal of this provision by the Registrant's stockholders would not adversely affect any right or protection of a director of the Registrant in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. The Registrant's amended and restated articles of incorporation do not, however, eliminate or limit a director's liability for any act or omission involving intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions to stockholders. Furthermore, they do not limit liability for claims against a director arising out of the director's responsibilities under the federal securities laws or any other law. However, the Registrant has purchased directors and officers liability insurance to protect its directors and executive officers against liability under circumstances specified in the policy.

     Section 2115 of the California General Corporation Law, or the California Code, provides that corporations such as the Registrant that are incorporated in jurisdictions other than California and that meet various tests are subject to several provisions of the California Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. The Registrant believes that as of December 31, 2003, it met the tests contained in Section 2115. Consequently, the Registrant is subject to, among other provisions of the California Code, Section 317 which governs indemnification of directors, officers and others. Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of the Registrant for breach of a director's duties to the Registrant or its stockholders except for liability:

     -for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

     -for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its stockholders or that involve the absence of good faith on the part of the director;

     -for any transaction for which a director derived an improper personal benefit;

     -for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its stockholders;

     -for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders; and

     -for engaging in transactions described in the California Code or California case law which result in liability, or approving the same kinds of transactions.

     To the extent indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant under the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The inclusion of the above provisions in the Registrant's amended and restated articles of incorporation and amended and restated bylaws may have the effect of reducing the likelihood of derivative litigation against the Registrant's directors and may discourage or deter stockholders or management from bringing a lawsuit against the Registrant's directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Registrant and its stockholders. At present, there is no litigation or proceeding pending involving a director of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any of the Registrant's directors.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not applicable.

ITEM  8.  EXHIBITS

Exhibit
Number  Name
------  ----
4.1     I/OMagic  Corporation  2003  Stock  Option  Plan*

5.1     Opinion  of  Rutan  &  Tucker,  LLP

23.1 Consent of Rutan & Tucker, LLP (included in Exhibit 5.1 to this Registration Statement)

23.2    Consent  of  Singer  Lewak  Greenbaum  &  Goldstein  LLP

24.1    Power  of  Attorney  (included  on  signature page to this Registration
        Statement)
______________________
* Incorporated by reference from Registrant's Definitive Proxy Statement, filed with the Securities and Exchange Commission on November 24, 2003 (File No. 000-27267).

ITEM  9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (except that paragraphs
(i) and (ii) below shall not apply if the information required by paragraphs (i) and (ii) below is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement):

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and

     (iii) To include any additional or changed material information with respect to the plan of distribution.

(2) For determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 17, 2004.

                                           I/OMAGIC CORPORATION,
                                           a Nevada corporation


                                           By:     /s/ TONY SHAHBAZ
                                                   ----------------
                                                   Tony Shahbaz,
                                                   President and
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tony Shahbaz his attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Title                                Date
---------                    -----                                ----

/s/ TONY SHAHBAZ     Chief Executive Officer, President,       June 17, 2004
----------------     Secretary and Director
Tony Shahbaz         (Principal Executive Officer)

/s/ STEVE GILLINGS   Chief Financial Officer                   June 17, 2004
------------------   (Principal Accounting and Financial
Steve Gillings       Officer)

/s/ ANTHONY ANDREWS  Director                                  June 17, 2004
-------------------
Anthony Andrews

/s/ DANIEL HOU       Director                                  June 17, 2004
--------------
Daniel Hou

/s/ DANIEL YAO       Director                                  June 17, 2004
--------------
Daniel Yao

/s/ STEEL SU         Director                                  June 17, 2004
------------
Steel Su

/s/ YOUNG-HYUN SHIN  Director                                  June 17, 2004
-------------------
Young Hyun Shin

                                INDEX TO EXHIBITS
Exhibit
Number     Name
------     ----
5.1      Opinion  of  Rutan  &  Tucker,  LLP

23.1 Consent of Rutan & Tucker, LLP (included in Exhibit 5.1 to this Registration Statement)

23.2     Consent  of  Singer  Lewak  Greenbaum  &  Goldstein  LLP

24.1     Power  of  Attorney  (included  on  signature page to this Registration
         Statement)